LEGAL AND CONSULTING ENGAGEMENT AGREEMENT

         This Legal and Consulting Engagement Agreement ("Agreement") is made this 8th day of October, 1998 by and between Feingold & Kam, an entity which provides legal services and investment banking consultation services
(hereinafter "Consultant") and ThermaCell Technologies, Inc. (hereinafter "Company").

                                    RECITALS:

         Whereas, Company desires to engage the Consultant through this Agreement to provide services which will assist the Company in raising money, providing public exposure to the Company, assisting in providing stability to the Company's stock, assisting in meeting National Association of Securities Dealer's listing requirements and providing legal services attendant thereto; and

         Whereas, Consultant has the ability to provide each of the services enumerated above and shall provide said services to the Company based on the terms and conditions set forth herein; and

         Whereas, the parties hereto desire to memorialize the terms upon which services shall be provided and compensated for and therefore have agreed to enter into this Agreement.

         NOW, THEREFORE, for and in consideration of valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

1. SERVICES. Consultant shall provide the following services to the Company and the Company agrees that the Consultant shall be the only entity to provide said services unless the parties mutually agree to additional firms, persons or entities to also be providing these services (hereinafter the "Services"):

         a. Assist in raising all capital necessary for the operation of Company

         b. Assist in all public relations matters regarding the operation of the Company

         c. Assist in creating strategic plans to help the Company's stock grow and be stable

         d. Assist in meeting National Association of Securities Dealer's requirements

         e. Assist in the creation of mergers and acquisitions

         f. Provide all legal services necessary for the completion of a merger and/or acquisition

         g. Provide all legal services necessary for the creation of contracts and the compliance with laws regarding the daily operation of the Company.

         h. Obtain market makers and broker dealers for involvement in the securities transactions of the Company

         i. Obtain retail brokerage and analyst involvement of the Company's stock

2. DURATION OF THE AGREEMENT. This Agreement shall be in effect from the date of execution of this Agreement until such time as either party desires to terminate this Agreement. Notification of a desire to terminate this Agreement shall be provided by one party to the other via Certified Mail, Return Receipt. Thereafter, thirty days after the receipt of said letter of termination, this Agreement shall be terminated. The purpose of this clause is to permit each party to be continuously satisfied with the conduct of the other and thereby maintain this Agreement so long as each party satisfies the other.

3. REPRESENTATIONS OF THE COMPANY. The Company Represents and Warrants that all free trading stock that is in the possession of either the Company, its officers, directors, agents, affiliates, employees, beneficial holders of more than five percent of the Company's Stock or those persons who have received stock via a private placement or securities act exemption; shall be deposited at a brokerage firm identified by the Consultant and shall not be permitted to be traded in the open market without the execution of a written agreement between Consultant and Company which specifically agrees to such free trading. Company understands that this term has been placed in this Agreement because any attempt by Consultant to perform its Services could be dramatically affected by an increase in the public float of the Company and thereby Consultant must have adequate assurances as to the amount of and location of the freely trading float of stock at all times.

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4. COMPENSATION. The Company agrees to pay Consultant the following compensation
(the "Compensation") for the Services:

         a. On the date of execution of this Agreement and every thirty days thereafter, the Company shall pay the Consultant, in United States funds, the sum of $7,500.00 (Seven Thousand Five Hundred Dollars). This shall cover all legal fees for the Company except for any legal fees that may be incurred due to litigation that may arise wherein the Company or its officers and/or directors are named parties.

         b. If at any time during the duration of this Agreement or thirty days after the termination thereof, if the Company's stock price offer quotation shall average greater than or equal to one dollar for a three week period, then Consultant shall be immediately given fifty thousand shares of free trading stock in the Company.

         c. If at any time during the duration of this Agreement or thirty days after the termination thereof, if the Company's stock price offer quotation shall average greater than or equal to one dollar and fifty cents for a three week period, then Consultant shall be immediately given an additional seventy five thousand shares of free trading stock in the Company.

         d. If at any time during the duration of this Agreement or thirty days after the termination thereof, if the Company's stock price offer quotation shall average greater than or equal to two dollars for a three week period, then Consultant shall be immediately given an additional one hundred thousand shares of free trading stock in the Company.

         e. If at any time during the duration of this Agreement or thirty days after the termination thereof, if the Company's stock price offer quotation shall average greater than or equal to two dollars and fifty cents for a three week period, then Consultant shall be immediately given an additional one hundred thousand shares of free trading stock in the Company.

         f. If at any time during the duration of this Agreement or thirty days after the termination thereof if the Company's stock price offer quotation shall average greater than or equal to three dollars for a three week period, then Consultant shall be immediately given an additional four hundred thousand shares of free trading stock in the Company.

         g. If at any time during the duration of this Agreement or thirty days after the termination thereof, if the Company's stock price offer quotation shall average greater than or equal to five dollars for a three week period, then Consultant shall be immediately given an additional four hundred thousand shares of free trading stock in the Company.

         h. If at any time during the duration of this Agreement or thirty days after the termination thereof, if the Company's stock price offer quotation shall average greater than or equal to ten dollars for a three week period, then Consultant shall be immediately given an additional five hundred thousand shares of free trading stock in the Company.

5. ANTI-DILUTION. The Compensation paid to Consultant as referenced in this Agreement shall not be subject to any dilution based on any stock splits, dividends or mechanisms which may be employed by the Company to change the amount of stock authorized, issued or outstanding.

6. GOVERNING. This Agreement shall be governed by the laws of the State of Florida.

7. WARRANTIES. Each party warrants to the other that they are, not the subject of nor have they ever been the subject of any Securities and Exchange Commission or National Association of Securities Dealers investigations or administrative proceedings and furthermore that neither party has ever been arrested nor convicted of any crime.

8. ISSUANCE OF SECURITIES Each share of stock issued to Consultant shall be paid in a manner that is most beneficial to the financial statements of the Company as agreed with the mutual consent of Consultant and Company.

9. SEPARATE AGREEMENTS This Agreement shall constitute several separate agreements for each of the Services and this Agreement shall be re-drafted into separate agreements as requested by the Company so as to more accurately reflect the cost of the Services and each particular Service. Therefore, although this Agreement is binding, it is agreed that it shall be amended at a future date as requested by the Company to accurately reflect the multiple services being provided.

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Each party has read this Agreement and agrees to abide by the terms hereof:


                                               /s/ David Feingold
                                               ----------------------------
                                               Feingold & Kam, IBC

                                               10/8/98   Date
                                               -------

                                               /s/ John Pidorenko
                                               ---------------------------
                                               ThermaCell Technologies, Inc.

                                               10/8/98   Date
                                               -------